FOR IMMEDIATE RELEASE

PETER W. BAIRD APPOINTED GROUP PRESIDENT – THERAPEUTIC DEVICES OF ENCORE MEDICAL CORPORATION

September 25, 2006, Austin, Texas –Encore Medical Corporation (NASDAQ: ENMC) (“Encore”) announced today that, effective October 1, 2006, Peter W. Baird will join Encore as Group President – Therapeutic Devices, where he will have responsibility for Encore’s Empi, Ormed and Compex subsidiaries. His appointment was announced by Kenneth W. Davidson, Chairman and Chief Executive Officer of Encore.

At Encore, Mr. Baird will be responsible for leading Encore’s pain-management and home orthopedic-rehabilitation businesses. Encore is among the U.S. market leaders in these areas, having acquired Empi, Inc. and Compex Technologies, Inc., during the past two years. Mr. Baird will also be responsible for Encore’s European subsidiaries, Ormed and Compex SA. These businesses provide Encore with significant presence in the European pain-management market and in the market for electrical stimulation used for sports and fitness applications.

Commenting on the announcement, Mr. Davidson said, “We believe that adding someone of Peter’s skill and experience strengthens our management team significantly and having him focus on the therapeutic-devices business will greatly help us achieve our growth and profitability objectives. This addition will also allow Paul Chapman, our current President and Chief Operating Officer, to concentrate more fully on our Chattanooga Group and Surgical Implant businesses. Reflecting that focus, Paul will take the title of Group President – Surgical and Rehabilitation. He and Peter will work together closely in support of each other, and to drive group-wide results.”

Mr. Baird, 40, joins Encore from McKinsey & Company, where he was a partner in the Mid-Atlantic Office. At McKinsey, he concentrated on serving healthcare clients on a wide range of strategic and transactional issues, and his particular focus was on growth strategies and operational improvements for mid-sized medical device and pharmaceutical companies. Prior to joining McKinsey, Mr. Baird was a principal at Brait Capital Partners, a South African private-equity firm, and he was an economics lecturer at the University of Cape Town. He also worked as an investment banker at Lehman Brothers in New York. A 1995 graduate of Stanford Graduate School of Business, Mr. Baird is also a member of the Council on Foreign Relations.

Encore Medical Corporation is a diversified orthopedic device company that develops, manufactures and distributes a comprehensive range of high quality orthopedic devices used by orthopedic surgeons, physicians, therapists, athletic trainers and other healthcare professionals to treat patients with musculoskeletal conditions resulting from degenerative diseases, deformities, traumatic events and sports-related injuries. Through its Orthopedic Rehabilitation Division, Encore is a leading distributor of electrical stimulation and other orthopedic products used for pain management, orthopedic rehabilitation, physical therapy, fitness and sport performance enhancement. Encore’s Surgical Implant Division offers a comprehensive suite of reconstructive joint products and spinal implants. For more information, visit www.encoremed.com.

Important Information
In connection with the proposed merger among Grand Slam Holdings, LLC, Grand Slam Acquisition Corp., which are affiliates of Blackstone Capital Partners V L.P., and Encore, pursuant to the Agreement and Plan of Merger, dated as of June 30, 2006, Encore filed a revised preliminary proxy statement with the Securities and Exchange Commission on September 21, 2006. THIS DOCUMENT CONTAINS, AND WHEN AMENDED AND FILED IN DEFINITIVE FORM WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE TRANSACTION, AND ENCORE URGES YOU TO READ THESE DOCUMENTS.

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as quarterly fluctuations in operating results, the timely availability of new products, the impacts of competitive products and pricing, the ability to grow the distribution networks for Encore’s products, the ability to continue to obtain long-term financing, and the ability to locate and integrate past and future acquisitions. Risks and uncertainties related to Encore’s acquisition by Blackstone Capital Partners include Encore not being able to complete the proposed transaction, conditions in the financing commitments that could impact the ability to obtain long-term financing, failure to obtain acceptances to its proposed debt tender offer, and stockholder or other regulatory approvals or to satisfy other closing conditions, the possibility of the occurrence of an event that could constitute a Company Material Adverse Effect as defined in the merger agreement. Additionally, the Company is subject to other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

Encore and certain of its affiliates may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. A description of the interests of certain of Encore’s directors and executive officers in Encore is set forth in Encore’s annual report on Form 10-K for the fiscal year ended December 31, 2005. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, and a description of their interests in the proposed transaction, as well as the interests of Encore’s executive officers and directors, are set forth in Encore’s proxy statement for its 2006 annual meeting filed with the SEC on April 12, 2006, and in the revised preliminary proxy statement filed with the SEC on September 21, 2006.

Contact: Harry L. Zimmerman, Executive Vice President – General Counsel

(512) 832-9500

harry_zimmerman@encoremed.com